Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed’s Neurodegenerative Disease Study Presented at Canadian Neuroscience Meeting

Vancouver, BC – June 1, 2023 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the pharmaceutical research, development, manufacturing and commercialization of rare cannabinoids and cannabinoid analogs, today announced that results from a neurodegenerative disease study was presented in a scientific poster at the Canadian Neuroscience Meeting in Montreal from May 28-31, 2023.

The InMed sponsored research, entitled “Cannabinoids modulate cytotoxicity and neuritogenesis in Amyloid-beta-treated neuronal cells”, demonstrated the ability of a specific rare cannabinoid (“pCBx”) in InMed’s 900 Series library of potential candidates that reduces amyloid toxicity and tau protein expression while enhancing neuronal cell growth and neuritogenesis markers in vitro, all considered to be important targets in the potential treatment of neurodegenerative diseases such as Alzheimer’s. The research was conducted in the laboratory of Dr. Ujendra Kumar and Dr. Rishi Somvanshi of the faculty of Pharmaceutical Sciences at the University of British Columbia. Studies have shown that cannabinoids, via their endocannabinoid receptors (CB1R and CB2R) that naturally occur in the human body and brain, reduce amyloid-beta (“Aβ”) toxicity, decrease p-tau protein expression and provide neurite outgrowth, thus improving neuronal viability and function.

The results presented demonstrate the anti-apoptotic effects of pCBx and its role in neuritogenesis in the cells of neuronal origin and support the role of pCBx as a potential therapeutic intervention in neurodegenerative diseases.

To learn more on the research, a copy of the poster can be found here.

INM–900 Series Program: a unique approach to treating neurodegenerative diseases

InMed has conducted research demonstrating how a specific rare cannabinoid and its analogs inhibit or slow the progression of neurodegenerative disease. These rare cannabinoids demonstrated neuroprotective effects in a population of affected neurons and promoted neurite outgrowth, signifying the potential to enhance neuronal function. Two cannabinoid analogs showing the most promising effects in neuroprotection and enhanced neuronal function have advanced to in vivo studies. This research is being funded in part by a grant awarded to Dr. Ujendra Kumar from the Natural Sciences and Engineering Research Council of Canada (NSERC).

InMed has filed an international patent application demonstrating neuroprotection and enhanced neuronal function using rare cannabinoids and analogs for the potential treatment of neurodegenerative diseases such as Alzheimer’s Disease, Parkinson’s Disease, Huntington’s Disease and others. The patent specifies such compounds that may inhibit or slow the progression of neurodegenerative diseases by providing neuroprotection in a population of affected neurons.

About InMed:

InMed Pharmaceuticals is a global leader in the research, development, manufacturing and commercialization of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs. We also have significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors. For more information, visit www.inmedpharma.com and www.baymedica.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1.604.416.0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: the increasing demand for rare cannabinoids; InMed’s participation in future conferences; demonstrating the ability of a specific rare cannabinoid to be important targets in the potential treatment of neurodegenerative diseases such as Alzheimer’s; demonstrating the anti-apoptotic effects of pCBx and its role in neuritogenesis in the cells of neuronal origin and support the role of pCBx as a potential therapeutic intervention in neurodegenerative diseases; demonstrating how a specific rare cannabinoid and its analogs inhibit or slow the progression of neurodegenerative disease; being a global leader in the research, development, manufacturing and commercialization of rare cannabinoids, including clinical and preclinical programs targeting the treatment of diseases with high unmet medical needs; having significant know-how in developing proprietary manufacturing approaches to produce cannabinoids for various market sectors.

Additionally, there are known and unknown risk factors which could cause InMed’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking information contained herein. A complete discussion of the risks and uncertainties facing InMed’s stand-alone business is disclosed in InMed’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission on www.sec.gov.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.